UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 16, 2017

Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	001-36837 (Commission File Number)	36-4802442 (IRS Employer Identification Number)
533 Maryville University Drive St. Louis, Missouri 63141 (Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Amendment to Credit Agreement
On March 16, 2017, Energizer Holdings, Inc., a Missouri corporation (the “Company”), entered into an amendment (the “Amendment”) to the Credit Agreement, dated as of June 30, 2015, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (the “Credit Agreement”).
After giving effect to the Amendment, the Company’s outstanding term loans will bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus 2.0% subject to a floor of zero, or (ii) the Base Rate plus 1.0%. All other terms of the Credit Agreement will remain substantially the same except as otherwise amended by the Amendment.
Some of the lenders under the Credit Agreement and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking and letters of credit, for which the lenders and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits.

10.1	Refinancing Amendment No. 1 to the Credit Agreement, dated as of March 16, 2017, by and among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By: /s/ Brian Hamm
Brian Hamm
Chief Financial Officer

Dated: March 17, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Refinancing Amendment No. 1 to the Credit Agreement, dated as of March 16, 2017, by and among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

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